                                                                    Exhibit 4.12




                             DRAXIS HEALTH INC.

                 EMPLOYEE PARTICIPATION SHARE PURCHASE PLAN

               MADE EFFECTIVE THE 16TH DAY OF FEBRUARY, 1995

                             DRAXIS HEALTH INC.

                 EMPLOYEE PARTICIPATION SHARE PURCHASE PLAN

1.   Definitions.....................................................  1

2.   Administration..................................................  9

3.   Subscription for Employee Participation Shares..................  9

4.   Issuance of Employee Participation Shares....................... 11

5.   Conversion...................................................... 11

6.   Change in Employee Participation Shares......................... 11

7.   Merger, etc..................................................... 12

8.   Redemption...................................................... 13

9.   Termination of Employment....................................... 13

10.  Conditions Precedent to Exercise of Conversion Right............ 14

11.  Right of Corporation............................................ 14

12.  No Additional Amounts Payable................................... 14

13.  Amendment or Discontinuance of Plan............................. 15

14.  Shareholders' Approval.......................................... 15

15.  Notice.......................................................... 15

16.  Governing Law................................................... 16

17.  Entire Agreement................................................ 16

18.  No Assignment or Transfer....................................... 16

19.  Benefit of Plan................................................. 17

                             DRAXIS HEALTH INC.

                 EMPLOYEE PARTICIPATION SHARE PURCHASE PLAN


                 Made Effective the 16th day of February, 1995.


     WHEREAS the Corporation has an authorized share capital which includes Employee Participation Shares;

     AND WHEREAS the Corporation desires to enable its designated employees to acquire Employee Participation Shares on the terms hereinafter set forth;

     NOW THEREFORE the Corporation hereby establishes this Employee Participation Share Purchase Plan with effect as of the 16th day of February, 1995, as follows:

1.   DEFINITIONS

     In this Plan and in each Employee Participation Share Purchase Agreement, unless the context otherwise requires:

     "Act" means the Canada Business Corporations Act as now enacted or as the same may from time to time be amended, re-enacted or replaced;

     "Administrator" means the Compensation Committee of the Board of Directors of the Corporation;

     "Automatic Conversion Date" in respect of Employee Participation Shares of a particular series means and refers to the date that is the fifth anniversary date of the date of issue of such shares as described in the Series Provisions and is the date on which all Employee Participation Shares of that series subscribed for thereunder will, to the extent not theretofore redeemed, be converted into Common Shares;

     "Board of Directors" means the Board of Directors of the Corporation;

     "Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario, provided that the principal offices of the Corporation in Mississauga, Ontario are open for business on the particular day;

     "Change of Control" shall mean circumstances where:

     (a) an offeror makes a cash offer or an exchange offer to purchase 50% or more of the outstanding Common Shares to substantially all holders of the Common Shares;

     (b) an insider of the Corporation makes an offer to purchase Common Shares to substantially all holders of the Common Shares;

     (c) an offeror makes an offer, by way of merger, amalgamation, reorganization, consolidation, exchange or otherwise, the result of which would be the acquisition by such offeror directly or indirectly of 50% or more of the outstanding equity securities of the Corporation or the successor entity; or

     (d) an offeror makes an offer to purchase substantially all of the assets of the Corporation;

     and the Board of Directors recommends acceptance of such offer to the shareholders of the Corporation or, if the Board of Directors has made no recommendation, the shareholders have approved or accepted the proposed offer.

     "Common Share" means a common share in the capital of the Corporation, the rights, privileges, restrictions and conditions attaching to which include provisions to the effect that each Common Share entitles the holder:

     (i) to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings;

     (ii) to receive rateably with the holders of Common Shares such dividends, if, as and when declared by the Board of Directors out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner, as the Board of Directors may from time to time declare, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares; and

     (iii) in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the remaining assets of the Corporation, after preferential distributions to holders of any other shares of the Corporation the holders of which are entitled to participate in a distribution of assets in priority to holders of the Common Shares;

     "Compensation Committee" means a committee comprised of certain members of the Board of Directors and vested with responsibility to address issues relating to matters of compensation;

     "Conversion Date" in respect of Employee Participation Shares of a particular series means any Business Day following the date on which Employee Participation Shares of that series were issued, provided however no Conversion Date shall include a date other than the Automatic Conversion Date unless on or prior to such date the Minimum Vesting Period has expired and the Fair Market Value of the Common Shares on such date is at least twenty-five percent (25%) greater than the Fair Market Value of the Common Shares on the issue date of the particular series of Employee
     Participation Shares;

     "Corporation" means Draxis Health Inc.;

     "Employee" means each full-time employee of the Corporation with whom the Corporation enters into an Employee Participation Share Purchase Agreement and such directors and other employees of the Corporation as the Compensation Committee in its sole discretion determines;

     "Employee Participation Share" means a special share of any series in the capital of the Corporation, which is designated as an "Employee Participation Share", a separate series of which shall be created for all shares having identical attributes in respect of each Subscription Date on which Employee Participation Shares are issued and which provides that:

     (i) each Employee Participation Share entitles the holder to receive cash dividends, if any, as may from time to time be declared payable thereon, at the same time as dividends, if any, are paid on Common Shares, in an amount for each Employee Participation Share of a particular series which is equal to the proportion of the amount of the dividend declared on each common share that the applicable Subscription Price is of the Fair Market Value of the Common Shares at the date of issuance of the Employee Participation Share.

     (ii) in the event of a proposal, order or resolution for the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the Employee Participation Shares will become Common Shares on the basis of the formula described in paragraph (iii) below;

     (iii) each Employee Participation Share of a particular series issued and outstanding automatically becomes part of a Common Share on the Automatic Conversion Date or at the option of a holder of an Employee Participation Share on a Conversion Date other than the Automatic Conversion Date and the number of Common Shares an employee receives is the number of Common Shares which is determined by multiplying the number of Employee Participation Shares of a particular series which the Employee elects to convert by the following fraction:

           A. the numerator of which shall be the Employee Participation Share Value of an Employee Participation Share of a particular series as at the earlier of the Automatic Conversion Date and a Conversion Date as the case may be; and

           B. the denominator of which shall be the Fair Market Value of a Common Share as at the earlier of the two dates described in A,

           provided that no fractional Common Shares will be issued. No payment will be made in respect of fractional Common Shares;

     (iv) no Employee Participation Share shall entitle the holder to vote at meetings of shareholders of the Corporation except in special circumstances prescribed under the Act;

     (v) the Corporation may purchase an Employee Participation Share at any time for cancellation at its issue price.

     (vi) any right of conversion of an Employee Participation Share into a Common Share, other than a conversion of such a share occurring on an Automatic Conversion Date, shall be exercised by notice in writing given to the Corporation.

     "Employee Participation Share Purchase Agreement" means a subscription agreement substantially in the form annexed hereto as Exhibit A entered into between an Employee and the Corporation pursuant to which the Employee subscribes for, and the Corporation issues, Employee Participation Shares;

     "Employee Participation Share Value" in respect of an Employee Participation Share of a particular series as at a particular time means the greater of:

     (i)   the amount, if any, by which the Fair Market Value of a Common
           Share as at that time exceeds the Fair Market Value of a Common Share as at the date on which the first Employee Participation Share of that series was issued; and

     (ii)  the Subscription Price;

     "Fair Market Value" of a Common Share at a particular time means the average of the daily high and low board lot trading prices on The Toronto Stock Exchange on each of the five trading days immediately preceding the date on which such value is to be determined;

     "Minimum Vesting Period" in respect of a particular Employee Participation Share means, except as otherwise mutually agreed upon by the Employee and the Corporation, the period of time commencing at the time of issuance of such Employee Participation Share of a particular series and ending on an anniversary date of such issuance and occurring in such percentages as follows:


     Year 1         -          20%

     Year 2         -          20%

     Year 3         -          20%

     Year 4         -          40%

     "Plan" means this Employee Participation Share Purchase Plan, as amended or supplemented from time to time;

     "Redemption Amount" of an Employee Participation Share of a particular series at a particular time means the aggregate of:

     (i)   the Subscription Price; and

     (ii) the amount, if any, of all dividends theretofore declared thereon but unpaid at that time;

     "Redemption Date" means any Business Day before the Automatic Conversion Date on which the Corporation proposes to purchase for cancellation an Employee Participation Share;

     "Reserved Shares" means the number of Common Shares reserved by the Board of Directors and approved by shareholders for issuance under the Plan, and stock option plans, options for services and treasury stock purchase plans of the Corporation;

     "Series Provisions" means the rights, privileges, restrictions and conditions attaching to a series of Employee Participation Shares including those described in the definition of an Employee Participation Share;

     "Subscription Date" means the date on which an Employee subscribes for Employee Participation Shares and executes an Employee Participation Share Purchase Agreement;

     "Subscription Price" means the subscription price paid by an Employee pursuant to the Employee Participation Share Purchase Agreement for an Employee Participation Share; and

     "Termination" in respect of an Employee means the termination of all employment, offices or directorship of the Employee with the Corporation whether for any cause or for no cause and whether at the instance of the Corporation, the Employee or otherwise, including termination by reason of the death of the Employee.

2.   ADMINISTRATION

     Subject to Section 13, this Plan shall be administered by the Administrator; provided that the Board of Directors may exercise any powers reserved herein for the Administrator. Subject to the terms of the Plan, the Administrator is authorized to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations and take all actions necessary or advisable for the Plan's administration. The Administrator shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Administrator to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision, or opinion by or of the Administrator shall be in the absolute discretion of the Administrator. The specified maximum number of Employee Participation Shares issuable pursuant to this Plan shall be 2,500,000.

3.   SUBSCRIPTION FOR EMPLOYEE PARTICIPATION SHARES

     The Administrator may, from time to time, in its sole discretion, determine those Employees who shall be entitled to subscribe for Employee Participation Shares under this Plan, the number of Employee Participation Shares available to be subscribed for by each such Employee and the Subscription Price to be paid for each such share.

     An Employee may subscribe for Employee Participation Shares by executing and delivering to the Corporation an Employee Participation Share Purchase Agreement entitling that Employee to subscribe for the number of Employee Participation Shares therein specified and by paying to the Corporation on or before the Subscription Date therein specified the Subscription Price therein specified in respect of each Employee Participation Share for which the Employee desires to subscribe; provided, however, that if it is subsequently determined:

     (a)   by BONA FIDE agreement between the parties;

     (b)   by agreement among the parties and the Department of National
           Revenue; or

     (c)   by a court of competent jurisdiction;

that the Subscription Price referred to above is not equal to the fair market value of the Employee Participation Shares to be subscribed for hereunder, then the Subscription Price shall be adjusted to be increased or decreased so as to equal the fair market value as so determined and such adjusted Subscription Price shall be effective for all purposes from the date hereof; provided that an adjustment under paragraph (b) above shall preclude an adjustment under paragraph (a) and an adjustment under paragraph (c) above shall be final and binding. Any such adjustment shall bear interest from the Subscription Date at a rate equal to the prescribed rate of interest calculated pursuant to Regulation 4301(a) of regulations to the Income Tax Act (Canada). The Corporation agrees that if the

Subscription Price is subsequently adjusted to increase the cost of Employee Participation Shares to the Employee, the Corporation shall lend to the Employee under an interest-free, limited recourse loan an amount equal to the aggregate of the amount of any such increase in the Subscription Price and applicable interest thereon (the "Share Loan"). The Employee must apply the proceeds of the Share Loan to pay such increased Subscription Price and applicable interest thereon.

4.   ISSUANCE OF EMPLOYEE PARTICIPATION SHARES

     After receipt by the Corporation from the Employee of the Subscription Price for Employee Participation Shares pursuant to section 3 hereof, the Corporation shall, effective on the particular Subscription Date, issue to the Employee as fully paid and non-assessable shares the number of Employee Participation Shares of the particular series to which the Employee is thereby entitled.

     Nothing herein contained or done pursuant hereto shall obligate the Employee to purchase or pay for any Employee Participation Shares except those in respect of which the Employee shall have so subscribed.

5.   CONVERSION

     An Employee may prior to the Automatic Conversion Date exchange an Employee Participation Share of a particular series held by such Employee for Common Shares subject to the Minimum Vesting Period and except as otherwise provided herein. The number of Common Shares to which an Employee will be entitled at any particular Conversion Date will be in accordance with the particular Series Provisions as hereinbefore described.

6.   CHANGE IN EMPLOYEE PARTICIPATION SHARES

     In the event of any subdivision, redivision or consolidation or other change of Common Shares, corresponding adjustments shall be made in accordance with the Series Provisions with respect to any Common Shares to be issued upon conversion of the Employee Participation Shares of each series.

7.   MERGER, ETC.

     (a) In the event that the Corporation enters into an agreement with a person for the sale of all or substantially all of its assets or the Corporation sells all or substantially all of its assets, and in the event of a Change of Control of the Corporation, the Corporation, or failing the Corporation, the Administrator, shall forthwith deliver written notice of such event to the Employee and the Employee shall have the right, for a period of 21 days or such longer period as the Administrator may determine following receipt of the notice, to convert such of the Employee Participation Shares into Common Shares as the Employee may elect notwithstanding the fact that the Minimum Vesting Period has not expired.

     (b) In the event that the Corporation enters into an agreement with a person for the merger, amalgamation or consolidation of the Corporation with or into any other company which is not a subsidiary of the Corporation within the meaning of the Act or the Corporation is merged, amalgamated or consolidated with or into any other company which is not a subsidiary of the Corporation within the meaning of the Act, the Corporation, or failing the Corporation, the Administrator, shall forthwith deliver written notice of such event to the Employee and the Employee shall have the right, for a period of 21 days following receipt of the notice, to convert such of the Employee Participation Shares into Common Shares as the Employee may elect notwithstanding the fact that the Minimum Vesting Period has not expired.

8.   REDEMPTION

     The Corporation reserves the right at any time without notice to redeem or purchase for cancellation at any time all or part of the Employee Participation Shares held by an Employee, whether or not a Minimum Vesting Period has occurred.

9.   TERMINATION OF EMPLOYMENT

     In the event of a Termination of the Employee's employment, office or directorship with the Corporation for any reason including death, compulsory or voluntary retirement, disability, dismissal or resignation, (the date of such event referred to herein as the "Termination Date"), the following rules apply:

     (i) if the Termination Date precedes the expiration of an applicable Minimum Vesting Period pertaining to any Employee Participation Shares then owned by the former Employee, unless the Administrator in its sole and unfettered discretion otherwise determines, the former Employee shall not be entitled to exercise any rights under the Plan or under the conditions attaching to any such Employee Participation Shares, including any right of conversion, and instead the Corporation shall redeem any such Employee Participation Shares for an amount equal to the Redemption Amount thereof and the former Employee shall forthwith surrender all such Employee Participation Shares to the Corporation for cancellation; or

     (ii) if the Termination Date follows the expiration of an applicable Minimum Vesting Period pertaining to any Employee Participation Shares then owned by the former Employee, unless the Administrator in its sole and unfettered discretion otherwise determines, the former Employee shall be deemed to have converted all such Employee Participation Shares into Common Shares with effect on the date that is 30 days after the Termination Date, on the basis of the conversion ratio contemplated in the Series Provisions attaching to such Employee Participation Shares.

10.  CONDITIONS PRECEDENT TO EXERCISE OF CONVERSION RIGHT

     The automatic conversion of the Employee Participation Shares into Common Shares on the fifth anniversary date of their issue shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such change or the delivery of shares thereunder, then in any such event such conversion shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

11.  RIGHT OF CORPORATION

     Nothing herein shall affect the right of the Corporation to terminate the employment of an Employee.

12.  NO ADDITIONAL AMOUNTS PAYABLE

     No interest, penalty, bonus or other amount (other than any dividend declared on an Employee Participation Share or the Redemption Amount in respect thereof) shall be payable by the Corporation by reason of the operation of the Plan.

13.  AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board of Directors may amend or discontinue the Plan at any time subject to the consent of The Toronto Stock Exchange, but no such amendment may alter or impair any Employee Participation Shares previously issued except with the written consent of the holder of such Employee Participation Shares.

14.  SHAREHOLDERS' APPROVAL

     The Plan shall be subject to the approval of The Toronto Stock Exchange and any other applicable securities regulatory authority and the shareholders of the Corporation to be given by resolution passed at a meeting of the shareholders. The rights attaching to any Employee Participation Shares issued prior to such approval have no force or effect unless such approval is given. If the Plan is not approved, the Corporation will redeem the Employee Participation Shares at their Redemption Amount.

15.  NOTICE

     Any notice or other document required or permitted to be given, delivered or sent hereunder shall be in writing and shall be given, delivered or sent by registered mail, postage prepaid, mailed and addressed to the parties hereto respectively as follows:

To the Employee:            To the address noted in the particular Employee
                            Participation Share Purchase Agreement.

To the Corporation:         Draxis Health Inc.
                            6870 Goreway Drive
                            Mississauga, Ontario L4V 1P1

                            Attention:

or to such other address as the party entitled to receive the notice or other document shall have communicated in writing to the other parties. Any such notice or other document given, delivered or sent as aforesaid shall be deemed to have been given, delivered or sent and received on the fifth next Business Day following the day on which it is mailed.

16.  GOVERNING LAW

     The Plan and each Employee Participation Share Purchase Agreement shall be governed by and construed in accordance with the laws of Ontario.

17.  ENTIRE AGREEMENT

     This Plan and each particular Employee Participation Share Purchase Agreement together constitute the entire agreement between the parties thereto respecting the matters dealt with herein and therein.

18.  NO ASSIGNMENT OR TRANSFER

     Employee Participation Shares issued under the Plan and the Employee Participation Share Purchase Agreement shall not be transferable by an Employee, except

     (i) to a trust governed by a registered retirement savings plan of the Employee, or

     (ii) by way of devolution to one or more legal personal representatives of the Employee on the death of the Employee,

provided that in any case any such transferee of Employee Participation Shares agrees to be bound by the terms of the Plan.

19.  BENEFIT OF PLAN

     All rights and obligations under the Plan shall enure to the benefit of and be binding upon the heirs, executors, administrators, or other legal personal representatives of the Employee and the successors and assigns of the Corporation.

[INDUSTRY CANADA LETTERHEAD]


July 14, 1995                                    Your file

MCCARTHY TETRAULT                                Our file
                                                            304758-0

Re

DRAXIS HEALTH INC./
SANTE DRAXIS INC.

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin. A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE
OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

/s/      [ILLEGIBLE]

For the Director General, Corporations Directorate


[INDUSTRY CANADA LETTERHEAD]

                                                 Votre reference
le 14 juillet 1995

                                                 Notre reference
                                                    304758-0
Objet
DRAXIS HEALTH INC./
SANTE DRAXIS INC.

Vous trouverez ci-inclus le document emis dans l'affaire precitee.

Un avis de l'emission de documents en vertu de la LCSA sera publie dans le Bulletin des societes canadiennes. Un avis de l'emission de documents en vertu de la LCC sera publie dans le Bulletin des societes canadiennes et dans la Gazette du Canada.

S'IL EST QUESTION D'UNE DENOMINATION SOCIALE OU D'UN CHANGEMENT DE DENOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ETRE RESPECTE:

Cette denomination sociale est disponible en autant que les requerants assument toute responsabilite de risque de confusion avec toutes denominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citees dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilite comprend l'obligation de changer la denomination de la societe en une denomination differente advenant le cas ou des representations sont faites etablissant qu'il y a une probabilite de confusion. L'utilisation de tout nom octroye est sujette a toute loi de la juridiction ou la societe exploite son entreprise.

/s/ Madeline Gigluie

pour le Directeur general, Direction generale des Corporations

[LOGO]

[LOGO]

CERTIFICATE                                            CERTIFICAT
OF AMENDMENT                                           DE MODIFICATION

CANADA BUSINESS                                        LOI CANADIENNE SUR
CORPORATIONS ACT                                       LES SOCIETES PAR ACTIONS


DRAXIS HEALTH INC./                                           304758-0
SANTE DRAXIS INC.

----------------------------------------------         ------------------------------------------------
Name of corporation-Denomination de la societe         Corporation number--Numero de la societe
I hereby certify that the articles of the              Je certifie que les statuts de la societe
above-named corporation were amended                   susmentionnee ont ete modifies:

(a) under section 13 of the CANADA BUSINESS     / /    a) en vertu de l'article 13 de la LOI
CORPORATIONS ACT in accordance with the                CANADIENNE SUR LES SOCIETES PAR ACTIONS,
attached notice;                                       conformement a l'avis ci-joint;

(b) under section 27 of the CANADA BUSINESS     / /    b) en vertu de l'article 27 de la LOI
CORPORATIONS ACT as set out in the attached            CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
articles of amendment designating a series             qu'il est indique dans les clauses modificatrices
of shares;                                             ci-jointes designant une serie d'actions;

(c) under section 179 of the CANADA BUSINESS    /X/    c) en vertu de l'article 179 de la LOI
CORPORATIONS ACT as set out in the attached            CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
articles of amendment;                                 qu'il est indique dans les clauses modificatrices
                                                       ci-jointes;

(d) under section 191 of the CANADA BUSINESS    / /    d) en vertu de l'article 191 de la LOI
CORPORATIONS ACT as set out in the attached            CANADIENNE SUR LES SOCIETES PAR ACTIONS, tel
articles of reorganization.                            qu'il est indique dans les clauses de
                                                       reorganisation ci-jointes.

/s/  [ILLEGIBLE]

Director - Directeur                                 JULY 14, 1995/LE 14 JUILLET 1995
                                                     Date of Amendment - Date de modification

[LOGO]

                                      FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)

                                     FORMULE 4
                             CLAUSES MODIFICATRICES
                              (ARTICLES 27 OU 177)

[LOGO]
Consumer and Corporate Affairs Canada
Canada Business Corporations Act

Consommation et Affaires commerciales Canada
Loi regissant les societes par actions de regime federal

-------------------------------------------------------------------------------
1. Name of corporation - Denomination de la societe
   DRAXIS HEALTH INC.
   SANTE DRAXIS INC.
-------------------------------------------------------------------------------
2. Corporation No. - No de la societe
   304-758-0
-------------------------------------------------------------------------------
3. The articles of the above-named corporation are amended as follows:

   Les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante:

(a) to create an unlimited number of employee participation shares ("EP
    Shares")

(b) to declare that the capital of the Corporation after giving effect to the foregoing consists of an unlimited number of common shares, an unlimited number of preferred shares and an unlimited number of EP Shares; and

(c) to provide that the rights, privileges, restrictions and conditions attaching to the EP Shares are set out in the annexed Exhibit I.

-------------------------------------------------------------------------------
DATE July 4, 1995

SIGNATURE /s/ J. Le Saux

TITLE-TITRE
VICE PRESIDENT, CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
-------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULE

FILED-DEPOSEE   JUIL 14 1995

                                  EXHIBIT I

The rights, privileges, restrictions and conditions attaching to the EP Shares are as follows:

(a)  SERIES:     The EP Shares may at any time or from time to time be issued in one of more series. Subject to the following provisions, the board of directors of the Corporation (the "Board") may by resolution fix from time to time, before the issue thereof, the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of EP Shares.

(b)  DIVIDENDS:  Each EP Share entitles the holder to receive cash dividends, if any, as may from time to time be declared payable thereon, at the same time as dividends, if any, are paid on Common Shares of the Corporation, in an amount for each EP Share of a particular series which is equal to the proportion of the amount of the dividend declared on each Common Share that the subscription price of such EP Share is of the Fair Market Value of the Common Shares at the date of issuance of such EP Share.

                 For the purpose hereof, the Fair Market Value of a Common Share at a particular time means the average of the daily high and low board lot trading prices on the Toronto Stock Exchange ("TSE") on each of the five trading days immediately preceding the date on which such value is to be determined.

(c)  CONVERSION: In the event of a proposal, order or resolution for the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary; or on the Automatic Conversion Date (as defined below); or at the option of a holder on a Conversion Date (as defined below) other than the Automatic Conversion Date, the EP Shares will become Common Shares, and the number of Common Shares a holder receives on conversion is the number of Common Shares which is determined by multiplying the number of EP Shares held, or in the case of conversion on a Conversion Date other than the Automatic Conversion Date, the number of EP Shares which the holder elects to convert, by a fraction:

                 (i) the numerator of which shall be the Employee Participation Share Value (as defined below) of an EP Share of a particular series as at the earlier of the Automatic Conversion Date and a Conversion Date, as the case may be; and

                 (ii) the denominator of which shall be the Fair Market Value of a Common Share as at the earlier of the two dates described in (i);

                 provided that no fractional Common Shares will be issued and no payment will be made in respect of fractional Common Shares.

                 For the purposes hereof, the Automatic Conversion Date means and refers to the date that is the fifth anniversary date of the date of issue of the EP Shares of a particular series and is the date on which all EP Shares of such series will, to the extent not theretofore redeemed, be converted into Common Shares. Conversion Date means any Business Day following the date on which the EP Shares of a particular series were issued, provided, however, that no Conversion Date shall include a date other than the Automatic Conversion Date unless on or prior to such date the Minimum Vesting Period (as defined below) has expired and the Fair Market Value of the Common Shares on such date is at least twenty-five percent (25%) greater than the Fair Market Value of the Common Shares on the issue date of the EP Shares of such series. Business Day means a day other than a Saturday, Sunday and statutory holiday in the Province of Ontario, provided that the principal offices of the Corporation in Mississauga, Ontario are open for business on the particular day. Minimum Vesting Period means, except as otherwise mutually agreed upon by the holder and the Corporation, the period of time commencing at the time of issuance of the EP Shares of a particular series and ending on an anniversary date of such issuance and occurring in the following percentages:

                    Year 1 - 20%
                    Year 2 - 20%
                    Year 3 - 20%
                    Year 4 - 40%

                 Employee Participation Share Value in respect of an EP Share of a particular series at a particular time means the greater of (i) the amount, if any, by which the Fair Market Value of a Common Share as at that time exceeds the Fair Market Value of a Common Share as at the date on which the first EP Share of a particular series was issued; and (ii) the issue price.

                 Any right to conversion of an EP Share into a Common Share on a Conversion Date other than the Automatic Conversion Date shall be exercised by notice in writing given by the holder to the Corporation.

(d)  NO VOTE:    No EP Share entitle the holder to vote at meetings of
                 shareholders of the Corporation except in special circumstances prescribed under the CANADA BUSINESS
                 CORPORATIONS ACT as now enacted or as the same may from time to time be amended, re-enacted or replaced.

(e)  TRANSFERABILITY:   No EP Share is transferable except to a holder's
                        registered retirement savings plan (as defined pursuant to the INCOME TAX ACT (Canada) or by reason of testate or intestate succession.

(f)  CANCELLATION: The Corporation may purchase an EP Share at any time for cancellation at its issue price with no notice.

                                      FORM 4
                              ARTICLES OF AMENDMENT
                               (SECTION 27 OR 177)

                                     FORMULE 4
                             CLAUSES MODIFICATRICES
                              (ARTICLES 27 OU 177)

[LOGO]
Consumer and Corporate Affairs Canada
Canada Business Corporations Act

Consommation et Affaires commerciales Canada
Loi regissant les societes par actions de regime federal

-------------------------------------------------------------------------------
1. Name of corporation - Denomination de la societe
   DRAXIS HEALTH INC.
   SANTE DRAXIS INC.
-------------------------------------------------------------------------------
2. Corporation No. - No de la societe
   293391-8
-------------------------------------------------------------------------------
3. The articles of the above-named corporation are amended as follows:

   Les statuts de la societe mentionnee ci-dessus sont modifies de la facon suivante:

(a) to create an unlimited number of employee participation shares ("EP
    Shares")

(b) to declare that the capital of the Corporation after giving effect to the foregoing consists of an unlimited number of common shares, an unlimited number of preferred shares and an unlimited number of EP Shares; and

(c) to provide that the rights, privileges, restrictions and conditions attaching to the EP Shares are set out in the annexed Exhibit I.

-------------------------------------------------------------------------------
DATE July 4, 1995

SIGNATURE /s/ J. Le Saux

TITLE-TITRE
VICE PRESIDENT, CORPORATE DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
-------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY - AL'USAGE DU MINISTERE SEULE

FILED-DEPOSEE

                                  EXHIBIT I

The rights, privileges, restrictions and conditions attaching to the EP Shares are as follows:

(a)  SERIES:     The EP Shares may at any time or from time to time be issued in one of more series. Subject to the following provisions, the board of directors of the Corporation (the "Board") may by resolution fix from time to time, before the issue thereof, the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of EP Shares.

(b)  DIVIDENDS:  Each EP Share entitles the holder to receive cash dividends, if any, as may from time to time be declared payable thereon, at the same time as dividends, if any, are paid on Common Shares of the Corporation, in an amount for each EP Share of a particular series which is equal to the proportion of the amount of the dividend declared on each Common Share that the subscription price of such EP Share is of the Fair Market Value of the Common Shares at the date of issuance of such EP Share.

                 For the purpose hereof, the Fair Market Value of a Common Share at a particular time means the average of the daily high and low board lot trading prices on the Toronto Stock Exchange ("TSE") on each of the five trading days immediately preceding the date on which such value is to be determined.

(c)  CONVERSION: In the event of a proposal, order or resolution for the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary; or on the Automatic Conversion date (as defined below); or at the option of a holder on a Conversion Date (as defined below) other than the Automatic Conversion Date, the EP Shares will become Common Shares, and the number of Common Shares a holder receives on conversion is the number of Common Shares which is determined by multiplying the number of EP Shares held, or in the case of conversion on a Conversion Date other than the Automatic Conversion date, the number of EP Shares which the holder elects to convert, by a fraction:

                 (i) the numerator of which shall be the Employee Participation Share Value (as defined below) of an EP Share of a particular series as at the earlier of the Automatic Conversion Date and a Conversion Date, as the case may be; and

                 (ii) the denominator of which shall be the Fair Market Value of a Common Share as at the earlier of the two dates described in (i);

                 provided that no fractional Common Shares will be issued and no payment will be made in respect of fractional Common Shares.

                 For the purposed hereof, the Automatic Conversion date means and refers to the date that is the fifth anniversary date of the date of issue of the EP Shares of a particular series and is the date on which all EP Shares of such series will, to the extent not theretofore redeemed, be converted into Common Shares. Conversion date means any Business Day following the date on which the EP Shares of a particular series were issued, provided, however, that no Conversion Date shall include a date other than the Automatic Conversion Date unless on or prior to such date the Minimum Vesting Period (as defined below) has expired and the Fair Market Value of the Common Shares on such date is at least twenty-five percent (25%) greater than the Fair Market Value of the Common Shares on the issue date of the EP Shares of such series. Business Day means a day other than a Saturday, Sunday and statutory holiday in the Province of Ontario, provided that the principal offices of the Corporation in Mississauga, Ontario are open of business on the particular day. Minimum Vesting Period means, except as otherwise mutually agreed upon by the holder and the Corporation, the period of time commencing at the time of issuance of the EP Shares of a particular series and ending on an anniversary date of such issuance and occurring in the following percentages:

                    Year 1 - 20%
                    Year 2 - 20%
                    Year 3 - 20%
                    Year 4 - 40%

                 Employee Participation Share Value in respect of an EP Share of a particular series at a particular time means the greater of (i) the amount, if any, by which the Fair Market Value of a Common Share as at that time exceeds the Fair Market Value of a Common Share as at the date on which the first EP Share of a particular series was issued; and (ii) the issue price.

                 Any right to conversion of an EP Share into a Common Share on a Conversion Date other than the Automatic Conversion Date shall be exercised by notice in writing given by the holder to the Corporation.

(d)  NO VOTE:    No EP Share entitle the holder to vote at meetings of
                 shareholders of the Corporation except in special circumstances prescribed under the CANADA BUSINESS
                 CORPORATIONS ACT as now enacted or as the same may from time to time be amended, re-enacted or replaced.

(e)  TRANSFERABILITY:   No EP Share is transferable except to a holder's
                        registered retirement savings plan (as defined pursuant to the INCOME TAX ACT (Canada) or by reason of testate or intestate succession.

(f)  CANCELLATION: The Corporation may purchase an EP Share at any time for cancellation at its issue price with no notice.